                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ATRIUM CORPORATION


         Atrium Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Certificate of Amendment to the Amended Restated Certificate of Incorporation was duly adopted in accordance with the provisions of sections 228 and 242 of the General Corporation Law of the State of Delaware ("DGCL"). In lieu of a meeting of the stockholders of the Corporation in accordance with Section 242 of the DGCL and a vote of the stockholders thereat, a majority of the stockholders of the Corporation adopted and approved this Certificate of Amendment to the Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL. Stockholders not consenting in writing to the adoption and approval of this Amended and Restated Certificate of Incorporation were notified promptly of such adoption and approval in accordance with Section 228 of the DGCL.

         SECOND: That Section 4.1 of Article Four of the Amended and Restated Certificate of Incorporation be, and hereby is, amended to read as follows:

                  "4.1 Authorized Capital Stock. The Corporation shall have authority, to be exercised by the board of directors of the Corporation (the "Board of Directors"), to issue 250,000 shares of capital stock, consisting of two classes of capital stock:

                  (a) 245,000 shares of Series A common stock, par value $.01 per share (the "Series A Common Stock"); and

                  (b) 5,000 shares of Series B common stock, par value $.01 per share (the "Series B Common Stock," and together with the Series A Common Stock, the "Common Stock").

         THIRD: That Section 4.2 of Article Four of the Amended and Restated Certificate of Incorporation be, and hereby is, amended to read as follows:

                  4.2 Reclassification; Reverse Stock Split.

                  (a) Upon the filing (the "Effective Time") of the Amended and Restated Certificate of Incorporation pursuant to the DGCL, each share of the Corporation's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into an equal number of validly issued, fully paid and non-assessable shares of Series A Common Stock authorized by subparagraph 4.1(a) above, without any action by the holder thereof (the "Reclassification"). Each certificate that heretofore represented a share or shares of Old Common Stock shall hereafter represent that number of shares of Series A Common Stock into which the share or shares of Old Common Stock represented by that certificate have been reclassified into pursuant to the foregoing Reclassification; provided, however, that each record holder of a stock certificate or certificates that heretofore represented a share or shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of share of Series A Common Stock to which such record holder is entitled pursuant to the foregoing Reclassification.

                  (b) Upon the Certificate of Amendment to the Amended Restated Certificate of Incorporation dated as of December __, 2001 becoming effective pursuant to the DGCL (the "Effective Date of Amendment"), each share of the Corporation's existing Common Stock, par value $.01 per share (the "Existing Common Stock"), issued and outstanding immediately prior to the Effective Date of Amendment, will be automatically reclassified as and converted into one-thousandth (1/1000) of a share of Common Stock, par value $.01 per share, of the Corporation. Any stock certificate that, immediately prior to the Amendment Effective Date of Amendment, represented shares of the Existing Common Stock will, from and after the Effective Date of Amendment, automatically and without the necessity of presenting the same for exchange, represent the number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Existing Common Stock represented by such certificate immediately prior to the Effective Date of Amendment by one-thousandth (1/1000)."



               [REMINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, said Atrium Corporation has caused this certificate to be signed by Jeff L. Hull, its President, this 27th day of December, 2001.



                                                   -----------------------------
                                                   Name:  Jeff L. Hull
                                                   Title:  President